Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics International Reports Third Quarter 2014 Financial Results

MADISON, WIS., November 10, 2014 - Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL), a developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications, today reported financial results for the third quarter and nine months ended September 30, 2014.
Total revenues for the third quarter of 2014 were $3.6 million, an increase of 41% from $2.5 million in the third quarter of last year. Net loss for the third quarter of 2014 was $8.2 million compared to $7.5 million in the third quarter of 2013.
In the nine months ended September 30, 2014, Total revenues increased by 31% to $10.1 million, compared to $7.7 million in 2013. Net loss for the nine month periods was $24.8 million in 2014 and $18.2 million in 2013.
Total revenues for the trailing twelve months ended September 30, 2014, increased 34% to $14.3 million compared to $10.7 million for the trailing twelve months ended September 30, 2013. The trailing twelve month average revenue from our top 10 customers through September 30, 2014, increased by 36% to $960,000 versus $704,000 for the same period last year. Total customers over the trailing twelve month period increased to 185 through September 30, 2014, from 142 through September 30, 2013.
“Our strong revenue growth this quarter is continued evidence of our leadership in the in vitro and stem cell banking market segments. It further demonstrates the benefits of our diversified suite of products and varying sources of revenue," said Bob Palay, Chairman and CEO of CDI. "In addition, as recently announced, during the third quarter, the National Eye Institute (NEI) awarded CDI a $1.2M contract to develop and manufacture clinically compatible induced pluripotent stem cells (iPSC's) and retinal pigmented epithelial cells (RPE's), for use in a NEI clinical program on dry age-related macular degeneration (AMD). The NEI contract is CDI's first announced deal in the cellular therapeutics market segment."
Additional financial information

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Collaborations, partnerships and other revenues grew 160% for the third quarter to $1.9 million in 2014 from $730,000 in 2013. For the nine month period, growth was 109% to $4.6 million in 2014 from $2.2 million in 2013. These increases were driven principally by activity on our contracts with the California Institute for Regenerative Medicine (CIRM) and Coriell Institute for Medical Research (Coriell), increases in revenue on our NHLBI grant with the Medical College of Wisconsin and growth in the unit volume of iCell® Hepatocytes. In addition to $828,000 of revenue from our CIRM and Coriell contracts in the third quarter, Deferred revenue related to these two contracts increased $441,000 during the third quarter and is now at $3.1 million as of September 30, 2014.

•	Gross margins on Product sales remained strong at 75% for the quarter and for the nine month period.

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Total costs and expenses (excluding Cost of product sales) were $11.0 million for the third quarter, compared to $9.3 million for the same quarter last year, an increase of 18%. This growth is largely attributable to increases in Research and development expenses related to our contract with CIRM and to the continued development and order fulfillment of our iCell Hepatocytes, which are included in Collaborations, partnerships and other revenues. Sales and marketing expenses have also increased compared to the prior year quarter due to the expanding headcount in and activities of our sales and customer support staff.

•	At September 30, 2014, CDI's Cash and cash equivalents totaled $41.0 million.

Conference Call and Webcast
CDI will host a conference call and webcast at 8:00 a.m. ET, November 11, 2014.  The conference call may be accessed by dialing (877) 312-5886 for domestic callers and (206) 453-2872 for international callers. Please specify to the operator that you would like to join the Cellular Dynamics Third Quarter 2014 Financial Results Call, or reference conference ID# 27208775. The conference call also will be webcast live under the investor relations section of CDI's website at www.cellulardynamics.com, and will be archived there for approximately one year.
About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications. CDI’s proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell Products). CDI’s iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in the research and development of cellular therapeutics. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.
Forward-looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including statements regarding our revenue growth, and the benefits of our diversified suite of products and our varying sources of revenue, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," ”believe,” "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamics' Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 11, 2014, which risks are incorporated herein by reference, and as may be described from time to time in Cellular Dynamics' subsequent SEC filings.

Cellular Dynamics International, Inc.
Balance sheets (Unaudited)
(Dollars in thousands, except per share amounts)	December 31, 2013	September 30, 2014
Assets
Current assets:
Cash and cash equivalents	$62,029	$40,969
Accounts receivable, net	3,318	1,736
Inventories	3,884	3,971
Prepaid expenses and other assets	964	1,171
Total current assets	70,195	47,847
Property and equipment, net	2,052	3,904
Goodwill	6,817	6,817
Intangible assets, net	4,122	3,953
Debt issuance costs, net	199	163
Other assets	10	17
Total	$83,395	$62,701

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,811	$1,972
Accrued liabilities	3,361	2,586
Deferred revenue	1,439	3,521
Current maturities of long-term debt	18	3,131
Total current liabilities	6,629	11,210
Long-term debt, less current portion	11,879	8,916
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value — authorized, 10,000,000 shares at December 31, 2013 and September 30, 2014; no shares issued and outstanding, at December 31, 2013 and September 30, 2014	—	—
Common stock, $0.0001 par value — authorized, 100,000,000 shares at December 31, 2013 and September 30, 2014; issued and outstanding, 15,757,725 shares at December 31, 2013 and 15,762,725 at September 30, 2014	2	2
Additional paid-in-capital	171,907	174,421
Accumulated deficit	(107,022)	(131,848)
Total shareholders’ equity	64,887	42,575
TOTAL	$83,395	$62,701

Cellular Dynamics International, Inc.
Statements of operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2013	2014	2013	2014
Revenues:
Product sales	$1,793	$1,669	$5,516	$5,534
Collaborations, partnerships and other revenues	730	1,898	2,209	4,609
Total revenues	2,523	3,567	7,725	10,143

Costs and expenses:
Cost of product sales	371	418	1,624	1,410
Research and development	3,906	5,716	11,673	16,210
Sales and marketing	1,679	2,069	4,710	6,063
General and administrative	3,727	3,172	7,614	10,300
Total costs and expenses	9,683	11,375	25,621	33,983

Loss from operations	(7,160)	(7,808)	(17,896)	(23,840)

Other (expense) income:
Interest expense	(358)	(342)	(369)	(986)
Other income	20	—	20	—
Total other expense	(338)	(342)	(349)	(986)

Net loss	$(7,498)	$(8,150)	$(18,245)	$(24,826)

Net loss per share of common stock, basic and diluted	$(0.62)	$(0.52)	$(3.49)	$(1.58)
Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	12,087,370	15,762,725	5,223,101	15,761,765

MEDIA CONTACTS:
Joleen Rau
Sr. Director, Investor Relations & Corporate Communications
Cellular Dynamics International, Inc.
(608) 310-5142
jrau@cellulardynamics.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
(646) 378-2949
gogawa@troutgroup.com
Source: Cellular Dynamics International, Inc.